UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2012

Nabi Biopharmaceuticals

(Exact name of registrant as specified in its charter)

Delaware	000-04829	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12270 Wilkins Avenue Rockville, Maryland	20852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 770-3099

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 13, 2012, the Mangrove Partners Fund, L.P. and affiliated persons (“Mangrove”) filed with the Securities and Exchange Commission (the “SEC”) a Preliminary Proxy Statement (the “Mangrove Preliminary Proxy Statement”) indicating that Mangrove would solicit proxies from the stockholders of Nabi Biopharmaceuticals (the “Company”) to vote “AGAINST” the proposals described in the Company’s Preliminary Proxy Statement (the “Company Preliminary Proxy Statement”) filed with the SEC on June 8, 2012 in connection with the proposed business combination transaction (the “Transaction”) between the Company and Biota Holdings Limited (“Biota”) pursuant to a merger implementation agreement entered into between the Company and Biota on April 22, 2012 (the “Transaction Agreement”).

The Company’s Board of Directors (the “Board”) disagrees with the determination made by Mangrove in the Mangrove Preliminary Proxy Statement that the Transaction is not in the best interest of the Company’s stockholders. The Board wishes to reiterate its belief that the Transaction is in the best interest of the Company’s stockholders and that the Transaction offers an opportunity for the Company’s stockholders to participate in the growth of the combined company. As disclosed in the Company Preliminary Proxy Statement, the Board arrived at this conclusion after conducting a robust and comprehensive strategic alternatives process and carefully considering, with the assistance of financial advisors and outside legal counsel, various alternatives to the Transaction, including a liquidation of the Company. As discussed in the materials distributed in connection with the Company’s current tender offer (to purchase up to $23 million in value of the Company common stock), the Board carefully arrived at the previously disclosed potential liquidation/dissolution scenario and the related estimated amounts of liquidating distributions, including the need to establish a cash reserve and that it can take three years to distribute all available cash to the Company’s stockholders, after consultation with outside legal advisors. The Company Preliminary Proxy Statement, under the section captioned “The Transaction,” contains more detailed information regarding the Board’s reasons for the Transaction, the background on the strategic alternatives process conducted by the Board prior to entering into the Transaction Agreement and the opinion rendered to the Board by its financial advisor as to the fairness to the Company from a financial point of view as of the date of the Transaction Agreement of the exchange ratio provided for in the Transaction.

The Company plans to distribute a definitive form of its proxy statement after the completion of its current tender offer, which is currently scheduled to expire on July 30, 2012. The Board urges the Company’s stockholders to not take any action with respect to Mangrove’s proxy solicitation until the stockholders have had the opportunity to review carefully the Company’s definitive proxy statement when it becomes available.

Additional Information

This report is being filed in respect of the Transaction and related matters involving the Company and Biota. In connection with the proposed transactions, the Company will file with the SEC a proxy statement and will mail or otherwise disseminate the definitive proxy statement and a form of proxy to its stockholders when it becomes available. STOCKHOLDERS AND INVESTORS ARE ENCOURAGED TO READ THE PROXY STATEMENT (AND OTHER RELEVANT MATERIALS) REGARDING THE PROPOSED TRANSACTIONS CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, AND BEFORE MAKING ANY VOTING DECISION, AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Stockholders and investors will be able to obtain a free copy of the proxy statement (when available), as well as other filings made by the Company regarding Nabi Biopharmaceuticals, Biota Holdings Limited and the proposed transactions, without charge, at the SEC website at www.sec.gov . In addition, documents filed with the SEC by the Company will be available free of charge on the investor relations portion of the Company’s website at www.nabi.com.

Certain Information Regarding Participants

The Company and certain of its directors and executive officers may be deemed, under the SEC rules, to be participants in the solicitation of proxies from its stockholders in connection with the proposed transactions described above. The names of the Company’s directors and executive officers and a description of their interests in the Company are set forth in the Company Preliminary Proxy Statement, which was filed with the SEC on June 8, 2012, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the SEC on March 14, 2012 and Amendment No. 1 to such Form 10-K, which was filed with the SEC on April 30, 2012. Additional information about the interests of potential participants will be contained in the definitive proxy statement (when filed) and other relevant materials to be filed with the SEC in connection with the proposed transactions. These documents may be obtained from the SEC website and from the Company in the manner noted above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nabi Biopharmaceuticals

Date: July 20, 2012	/s/ Raafat E.F. Fahim, Ph.D.
Name: Raafat E.F. Fahim, Ph.D. Title: President and Chief Executive Officer (Duly Authorized Officer)